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                                                                   Exhibit 10.22

                          SECOND AMENDMENT AND CONSENT

     THIS SECOND AMENDMENT AND CONSENT (this "Amendment") is made and entered into as of the 26 day of April 2006 by and among Clearwire Corporation, a Delaware corporation, f.k.a. Flux U.S. Corporation ("Clearwire"), and ITFS Spectrum Consultants LLC, a Delaware limited liability company ("ISC").

                                     RECITAL

     Clearwire and ISC are parties to that certain Spectrum Acquisition Consulting Agreement dated February 1, 2005 ("SACA") pursuant to which ISC agreed to introduce Clearwire to third parties and to facilitate the acquisition of ITFS, MDS and MMDS spectrum through lease or purchase from such parties, and Clearwire agreed in connection with such acquisitions or leases to grant to ISC Consulting Consideration (defined in the SACA) upon the satisfaction of certain conditions, including that ISC facilitate the execution of definitive agreements and, with respect to a license purchase, lease or sublease, the closing of the transaction with such third party as requested by Clearwire.

                                    AGREEMENT

     In consideration of the premises, the mutual covenants and promises made below, and other good and valuable consideration, the parties agree as follows:

     1. Amendments to SACA. The SACA shall be amended as follows:

     A. SECTION 1(B) shall be amended by deleting the term "Consulting Compensation" in the first sentence and replacing such term with "Consulting Consideration."

     B. SECTION 3(B) shall be deleted in its entirety and shall be replaced with the following new Section 3(b):

          "(b) CALCULATION OF CONSULTING CONSIDERATION. The consulting consideration ("Consulting Consideration") payable shall be calculated by multiplying the number of CPOPs in the applicable geographic service area ("GSA") times the applicable "Per CPOP ISC Consideration" determined as follows:

          (i) For the markets listed on Schedule 3(b)(i):

                                   Per CPOP ISC
                                  Consideration
                                  -------------
                                      $0.025

          (ii) For the Acquisition reflected in that certain EBS Excess Capacity Use and Royalty Agreement by and between Clearwire Spectrum Holdings LLC and District Board of Trustees of Valencia Community College, Florida:

                                   Per CPOP ISC
                                  Consideration
                                  -------------
                                      $0.005

          (iii) For all other markets:

                                  If Clearwire's
If Clearwire's Acquisition     Acquisition Price is
 Price is Up to $1.50 per     Equal to or More Than
    CPOP, Per CPOP ISC       $1.50 per CPOP, Per CPOP
   Consideration Equals      ISC Consideration Equals
--------------------------   ------------------------
           $0.02                       $0.01

     With respect to any Acquisition, the Per CPOP ISC Consideration shall be defined and calculated on the following basis:

          (iv) The parties shall use the average number of households located within the GSA as defined under FCC rules for each channel group (or individual channel in the case of an Acquisition of a single channel, either hereafter a "Channel Group") subject to the Acquisition in determining the appropriate number of CPOPs for purposes of payment of the Consulting Consideration for each Channel Group (as represented by an individual FCC call sign), notwithstanding the potential of interference thereto from neighboring channels (the "Method"). GSA CPOP amounts for the Pending Transactions as of the effective date of this Agreement are reflected on Exhibit A hereof.

          (v) In the event of a dispute over the correct number of households located within a GSA for a Channel Group other than those provided on Exhibit A, the parties agree to determine the correct number of households using the most up-to-date commercial engineering software generally used by Clearwire for calculating such household numbers for such GSAs as determined under the then current FCC rules."

     C. The second sentence of SECTION 3(F) shall be deleted in its entirety and shall be replaced by the following sentence:

     "Upon the Closing of such Post-Termination Acquisition, Clearwire will pay to ISC consideration at a rate equal to the amount determined pursuant to
Section 3(b)(iii) for each Post-Termination Acquisition ("Post-Termination Consideration")."

     D. The first clause of the first sentence of SECTION 5 shall be amended as follows:

     "This Agreement shall commence and become effective as of the Effective
Date and shall continue until the earlier of (i) March 17, 2007,...."


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     2. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     3. Entire Agreement. This Amendment constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Amendment. Except as expressly provided in this Amendment, all other terms and conditions of the SACA, including all exhibits, schedules and appendices thereto, remain in full force and effect and are not amended or modified in any respect.

                     [Signatures are on the following page]


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

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed and delivered by their duly authorized officers, as of the day and year first above written.

                                        ITFS Spectrum Consultants LLC


                                        By: /s/ Rudolph J. Geist
                                            ------------------------------------
                                        Name: Rudolph J. Geist
                                        Title: Managing Member


                                        Clearwire Corporation


                                        By: /s/ Benjamin G. Wolff
                                            ------------------------------------
                                        Name: Benjamin G. Wolff
                                        Title: Co-President


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